                                                                   EXHIBIT 23.1



                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-90986, 333-3535, and 333-36823) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan and Nonemployee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-36829) pertaining to the Brightpoint, Inc. 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2242) pertaining to the Brightpoint, Inc. 401(k) Plan, in the Registration Statement (Form S-3 No. 33-91112) pertaining to certain options and warrants of Brightpoint, Inc., in the Registration Statement (Form S-3 No. 333-3569) pertaining to certain warrants of Brightpoint, Inc., and in the Registration Statements (Form S-3 No. 333-15663, 333-29533,333-07892, and 333-37587)
pertaining to certain common stock of Brightpoint, Inc. of our report dated January 23, 1998 with respect to the consolidated financial statements and schedule included in this Amendment No. 2 to the Annual Report (Form 10-K) of Brightpoint, Inc.


                                                   /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 5, 1998